HOUSTON INDUSTRIES INCORPORATED
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

              (As Amended and Restated Effective January 1, 1989)

                                FOURTH AMENDMENT

               Houston Industries Incorporated, a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Executive Incentive Compensation Plan, effective January 1, 1989 (the "Plan"), and having reserved the right under Section 18 thereof to amend the Plan, does hereby amend Section 12 of the Plan, effective September 7, 1994, to read as follows:

               "12. NON-ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, direct or indirect, by operation of law or otherwise, including, without limitation, a change in beneficial interest of any trust and a change in ownership of a corporation or partnership, but not including a change of legal and beneficial title of a right or benefit resulting from the death of any Participant or the spouse of any Participant (any such proscribed transaction hereinafter a 'Disposition') and any attempted Disposition will be null and void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of any Participant or other person entitled to such benefits. The foregoing provisions of this
        Section 12 shall not apply to a domestic relations order awarding any benefits under the Plan to the divorced spouse of a Participant. The foregoing provisions of this Section 12 shall also not apply to an irrevocable Disposition of a right or benefit under this Plan to a 'Permitted Assignee', as defined below, by (i) a Participant age 55 or older (an 'Eligible Participant'), or (ii) a 'Permitted Assignee', as defined below, who has received an assignment from an Eligible Participant pursuant to this sentence.

                      (a) PERMITTED ASSIGNEE. The term 'Permitted Assignee' shall mean:

                            (i) The Eligible Participant;

                            (ii) A spouse of the Eligible Participant;

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                            (iii) Any person who is a lineal ascendant or
                      descendant of the Eligible Participant or the Eligible Participant's spouse;

                            (iv) Any brother or sister of the Eligible
                      Participant;

                            (v) Any spouse of any individual described in
                      subparagraph (iii) or (iv);

                            (vi) A trustee of any trust which, at the applicable
                      time, is 100% Actuarially Held for a Permitted Assignee or Assignees (as defined in Section 12(c));

                            (vii) Any corporation in which, at the applicable
                      time, each class of stock is 100% owned by a Permitted Assignee or Permitted Assignees;

                            (viii) Any partnership in which, at the applicable
                      time, each class of partnership interest is 100% owned by a Permitted Assignee or Permitted Assignees; or

                            (ix) Any limited liability company or other form of
                      incorporated or unincorporated business organization in which each class of stock, membership or other equity interest is 100% owned by a Permitted Assignee or Assignees.

                      (b) SUBSEQUENT ASSIGNEES. This Section 12 shall be fully applicable to all Permitted Assignees, and the provisions of this
               Section 12 shall be fully applicable to any right or benefit transferred by an Eligible Participant to any Permitted Assignee as if such Permitted Assignee were an Eligible Participant; provided, however, that no Permitted Assignee shall be deemed an Eligible Participant for determining the persons who constitute Permitted Assignees under Section 12(a). Any Permitted Assignee acquiring a right or benefit under this Plan shall execute and deliver to the Committee an Agreement pursuant to which such Permitted Assignee agrees to be bound by all of the terms and provisions of the Plan, provided that the failure to execute and deliver such an Agreement shall not be deemed to relieve such Permitted Assignee of the restrictions imposed by the Plan. Any attempted Disposition of a right or benefit under this Plan in breach of this Section 12, whether voluntary, involuntary, by operation of law or otherwise shall be null and void.

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                      (c)  ACTUARIALLY HELD. In making the determination whether a trust is 100% Actuarially Held for Permitted Assignee(s), a trust, at the applicable point in time, is 100% Actuarially Held for Permitted Assignee or Assignees when 100% of the actuarial value of the beneficial interests of the trust, except as provided in the following sentence, are held for a Permitted Assignee or Permitted Assignees. For purposes of making the determination described above, the possibility that an interest in a trust may be appointed pursuant to a special or general power of appointment shall be ignored; provided, that the actual exercise of any such power of appointment shall not be ignored."

               IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 9th day of March, 1995, but effective as of the date specified herein.

                                            HOUSTON INDUSTRIES INCORPORATED

                                            By     /s/  D. D. SYKORA
                                                        D. D. Sykora
                                                        President and Chief
                                                        Operating Officer

     ATTEST

 /s/ R. B. DAUPHIN
Assistant Corporate Secretary
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